SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 11, 2007

DENTAL PATIENT CARE AMERICA, INC.

(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	333-37842 (Commission file number)	87-0639343 (IRS employer identification no.)
2150 South 1300 East, Suite 500, SLC, UT	84106
(Address of principal executive offices)	(Zip code)

(801) 990-3314

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

( Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)

Item 1.01 Entry into a Material Definitive Agreement

DPAT-1, LLC (“DPAT”) owns and operates a dental practice. Michael Silva, Marlon Berrett, and Harry L. “Pete” Peterson (the “Members”), who are directors of the Company, were the sole owners of DPAT. Effective January 22, 2007, the Members assigned their entire membership interest in DPAT to Dental Patient Transition, Inc., a wholly owned subsidiary of the Company, so that after the assignment was effective Dental Patient Transition, Inc. became the sole member of DPAT. The Members were not paid any consideration in connection with this transaction.

On September 11, 2007, Dental Patient Transition, Inc., in accordance with its business model and purpose, assigned its entire membership interest in DPAT to 39th Street Dental, LLC so that after the assignment was effective 39th Street Dental, LLC became the sole member of DPAT. Dental Patient Transition, Inc. received four hundred twenty-nine thousand dollars ($429,000) in consideration for the assignment. 39th Street Dental, LLC borrowed the funds to purchase DPAT from Stillwater National Bank and Trust Company. The members of 39th Street Dental, LLC personally guaranteed the loan. Marlon R. Berrett, an officer and director of the Company, and Andrew Eberhardt, an officer of the Company, together own a fifty percent membership interest in 39th Street Dental, LLC. The remaining fifty percent membership interest is owned by the independent dentists who provide the 39th Street Dental, LLC’s dental services.

Item 2.01 Completion of Acquisition or Disposition of Assets

The Company has acquired a significant amount of assets outside the ordinary course of business under the arrangements that are described in Item 1.01, which description is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

d.	Exhibits

Number	Description
10.1	Assignment of Membership Interest, dated September 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2007	DENTAL PATIENT CARE AMERICA, INC. (Registrant) By /s/ Michael Silva Michael Silva Chief Executive Officer